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                                                                    EXHIBIT 99.3

Four Star Lighting Release

Matthews Studio Group Moves Forward on Plan to Sell Four Star Lighting, New York

BURBANK, Calif.--(BUSINESS WIRE)--Jan. 13, 1999... Matthews Studio Group (Nasdaq:MATT - news), an international single-source provider of professional
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equipment to the entertainment industry, today announced, as part of the strategy to consolidate its core businesses and redirect the focus of the company to reduce "brick and mortar" orientation, that it had signed a letter of intent to sell its New York-based theatrical lighting company, Four Star Lighting to the Company's existing management and a group of private investors.

The newly formed company, Four Star Lighting Group, headed by Four Star's President, Darren P. DeVerna, plans to purchase the assets of Four Star Lighting from Matthews Studio Group for a value in excess of $30 Million consisting of cash, long-term Internet and marketing agreements and strategic alliances with Matthews Studio Group and ShowbizMart.com.

Matthews Studio Group will retain the assets and operations of the Four Star Lighting Hollywood Operation, and will consolidate those operations under Hollywood Rental Co., based in Burbank. The sale is subject to Board of Directors Approval and customary regulatory approval.

Founded in 1964 Four Star Lighting is the leading supplier of theatrical equipment to the Broadway market. Mr. DeVerna has headed the company since 1995.

Carlos D. DeMattos, Chairman and CEO of Matthews Studio Group, commented: "The planned sale of Four Star allows all of us at Matthews to completely focus on the implementation of our restructuring plans, and returns the helm of a strong niche market to the individuals who will find the most benefit from their localized market placement. We believe that this transaction will be most beneficial to all parties, particularly our clientele in the New York Metropolitan area, and we look forward to a long and prosperous relationship between our companies. I am very pleased that Mr. DeVerna will continue to head the operations of the company, as he has done a great job in the past, and we are both very enthusiastic about the continued growth of Four Star."

"This is another major step in the process of divesting certain capital-intensive divisions, relieving debt and improving our cash position, as well as adding resources to the company's investment in ShowbizMart.com." said Anil Sharma, President, Matthews Studio Group.
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"While with Matthews Studio Group, I gained a great deal of knowledge that will benefit me in the future, my future, like my past will be working on Broadway," commented DeVerna. "I plan to have Four Star Lighting continue and expand its service to theatre, and our long term alliance with Matthews Studio Group and particularly ShowbizMart.com will only enhance our ability to service the market more efficiently."

Matthews Studio Group supplies traditional lighting, grip, transportation, generators, camera equipment, professional video and audio equipment, automated lighting and complete theatrical equipment and supplies to entertainment producers through its worldwide distribution network.

ShowbizMart.com is designed as the entertainment industry's "one-stop-shop" online resource for production news, information, professional equipment and expendables, as well as consumer-oriented merchandise.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "act''), which became law in December 1995. In order to obtain the benefits of the "safe-harbor'' provisions of the act for any such forward-looking statements, the company wishes to caution investors and prospective investors about significant factors, which, among others, have in some cases affected the company's actual results and are in the future likely to affect the company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Investors and prospective investors should read this news release in conjunction with the company's most recent Form 10-K and Forms 10-Q.


For More Information, Please Contact


Matthews Studio Equipment Group, Burbank

Carlos D. DeMattos/Anil Sharma, 818/525-5200